Exhibit 10.5
GUARANTY AGREEMENT
     THIS GUARANTY AGREEMENT (“Guaranty”), dated October 20, 2009, is by NCI Group, Inc., a Nevada corporation (“NCI”), Robertson-Ceco II Corporation, a Delaware corporation (“Ceco” and, together with NCI, each individually a “Borrower” and collectively, “Borrowers”), NCI Building Systems, Inc., a Delaware corporation (“Company”) and Steelbuilding.com, Inc., a Delaware corporation (“Steelbuilding”), in favor of Wells Fargo Foothill, LLC, a Delaware limited liability company, in its capacity as administrative agent and collateral agent for the Secured Parties, as such term is defined in the Loan Agreement, as hereinafter defined (in such capacity, “Agent”). The Company, the Borrowers, Steelbuilding and any other Subsidiary of the Company that becomes party hereto after the date hereof in accordance with Section 17 hereof are sometimes hereinafter referred to hereunder individually each, as a “Guarantying Party” and collectively, as “Guarantying Parties”.
W I T N E S S E T H:
     WHEREAS, the Borrowers, the Company, Steelbuilding, Agent and the entities from time to time party to the Loan Agreement (as hereinafter defined) as lenders (each, a “Lender” and collectively, “Lenders”) have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Agent, Lenders, Borrowers, Steelbuilding and Company (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other Financing Agreements (as defined in the Loan Agreement); and
     WHEREAS, due to the close business and financial relationships among Borrowers and the Guarantying Parties, in consideration of the benefits which will accrue to each Guarantying Party and as an inducement for and in consideration of Lenders (or Agent on behalf of Lenders) making loans and advances and providing other financial accommodations to Borrowers pursuant to the Loan Agreement and the other Financing Agreements each Guarantying Party has agreed to guarantee the payment and performance of the Guaranteed Obligations (as hereinafter defined) on the terms set forth herein;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantying Party hereby jointly and severally agrees in favor of Agent and Secured Parties as follows:
     1. Guaranty.
          (a) Each Guarantying Party (other than the Borrowers) absolutely and unconditionally, jointly and severally, with each other and any subsequent Guarantying Party (other than any Borrower), guarantees and agrees to be liable for the full and final payment and performance by each Borrower when due of all of the Obligations (as such term is defined in the Loan Agreement) of each such Borrower, other than any such Obligation described in the following sentence. Each Guarantying Party (other than the Company) absolutely and unconditionally, jointly and severally, with each other and any subsequent Guarantying Party (other than the Company) guarantees and agrees to be liable for the full payment and performance by the Company when due of all of the Obligations of the Company. The Obligations guaranteed pursuant to this Section 1 by any Guarantying Party are referred to herein as the “Guaranteed Obligations” of such Guarantying Party.
          (b) This Guaranty is a guarantee of payment and not of collection. Each Guarantying Party agrees that neither Agent nor any other Secured Party need attempt to collect any Guaranteed Obligations from any Borrower, any other Guarantying Party or any other Obligor or to realize upon any collateral, but may require any Guarantying Party to make immediate payment of all of its Guaranteed Obligations to Agent when due, whether by maturity, acceleration or otherwise, or at any time thereafter. Subject to the Intercreditor Agreement, Agent and Secured Parties may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including attorneys’ fees and legal expenses incurred by Agent or any Secured Party with respect thereto to the extent reimbursable by Borrowers or the Company under the Loan Agreement or otherwise chargeable to Borrowers or the Guarantying Parties in accordance with the terms thereof) in accordance with the Loan Agreement and, if not provided in the Loan Agreement, in such order as Agent may elect.
          (c) (i) Payment by Guarantying Parties shall be made to Agent at the office of Agent from time to time promptly after demand as Guaranteed Obligations become due. (ii) Except as permitted by Section 6.13(h) of the Loan Agreement and subject to Section 6.8(a) of the Loan Agreement, Guarantying Parties shall make all payments to Agent on the Guaranteed Obligations without setoff, counterclaim or deduction. (iii) One or more successive or concurrent actions may be brought hereon against any Guarantying Party either in the same action in which any Borrower, Guarantor, other Guarantying Party or any other Obligor is sued or in separate actions.
          (d) Notwithstanding anything to the contrary contained herein, the amount of the obligations payable by any Guarantying Party under this Guaranty shall be the aggregate amount of its Guaranteed Obligations unless a court of competent jurisdiction adjudicates such Guarantying Party’s obligations to be invalid, avoidable or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), in which case the amount of Guaranteed Obligations payable by such Guarantying Party hereunder shall be limited to the maximum amount that could be guaranteed by such Guarantying Party without rendering such Guarantying Party’s obligations under this Guaranty invalid, avoidable or unenforceable under such applicable law.
     2. Waivers and Consents.
          (a) Notice of acceptance of this Guaranty, the making of loans and advances and providing other financial accommodations to Borrowers and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which any Borrower or Guarantying Party are entitled (other than those expressly provided for in the Financing Agreements) are hereby waived (to the fullest extent permitted by applicable law) by each

Guarantying Party. Each Guarantying Party also, to the fullest extent permitted by applicable law, waives notice of (i) any amendment, modification, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any collateral, and the guarantee made herein shall apply to the Loan Agreement and the other Financing Agreements and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of collateral or other guarantees now or at any time held by or available to Agent for itself and the benefit of Secured Parties for the obligations of any Borrower or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, an “Obligor” and collectively, the “Obligors”), including, without limitation, the surrender or release by Agent of any other Guarantying Party hereunder, (iii) the exercise of, or refraining from the exercise of any rights against any Borrower, any Guarantying Party or any other Obligor or any collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations of any other Guarantying Party or the Borrowers and (v) any financing by Agent and/or any Lender of any Borrower under Section 364 of the United States Bankruptcy Code or consent to the use of cash collateral by Agent or any Lender under Section 363 of the United States Bankruptcy Code. Each Guarantying Party agrees, to the fullest extent permitted by applicable law, that the amount of its Guaranteed Obligations shall not be diminished and the liability of such Guarantying Party hereunder shall not be otherwise impaired or affected by any of the foregoing.
          (b) To the fullest extent permitted by applicable law, no invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guaranty, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of any Borrower in respect of any of the Guaranteed Obligations or any Guarantying Party in respect of this Guaranty (other than a defense of payment or performance) affect, impair or be a defense to this Guaranty. Without limitation of the foregoing, the liability of the Guarantying Parties hereunder shall not, to the fullest extent permitted by applicable law, be discharged or impaired in any respect by reason of any failure by Agent to perfect or continue perfection of any lien or security interest in any collateral or any delay by Agent in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute, Guarantying Parties shall, to the fullest extent permitted by applicable law, be liable therefor, even if such Borrower’s liability for such amounts does not, or ceases to, exist by operation of law. Each Guarantying Party acknowledges that Agent has not made any representations to any Guarantying Party with respect to any Borrower, any other Guarantying Party, any other Obligor or otherwise in connection with the execution and delivery by Guarantying Parties of this Guaranty and Guarantying Parties are not in any respect relying upon Agent or any other Secured Party or any statements by Agent or any other Secured Party in connection with this Guaranty.
          (c) Unless and until the Payment in Full of all Obligations, each Guarantying Party hereby to the fullest extent permitted by applicable law unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against any Borrower, any collateral for the Guaranteed Obligations or other assets of any Borrower, Guarantying Party or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Agent or any Secured Party by any Guarantying Party hereunder.
     3. Subordination. Payment of all amounts now or hereafter owed to any Guarantying Party by any Borrower by reason of a payment by such Guarantying Party to Agent or Lenders hereunder is hereby subordinated in right of payment to the prior Payment in Full of all Obligations and all such amounts and any security and guarantees therefor are hereby assigned to Agent and Secured Parties as security for the Guaranteed Obligations.
     4. Acceleration. Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Financing Agreements, to the fullest extent permitted by applicable law, the liability of each Guarantying Party for its Guaranteed Obligations shall become immediately due and payable upon the occurrence of any Event of Default (as such term is defined in the Loan Agreement), if the liability of the Borrowers for the Guaranteed Obligations has been declared or would automatically become immediately due and payable under Section 12.2(b)(i) of the Loan Agreement (whether automatically or otherwise), but does not so become immediately due and payable as a result of any stay (whether an automatic stay in connection with any insolvency, bankruptcy, reorganization or similar proceeding or otherwise) or other limitation or restriction on the rights of Agent or Lenders to demand or receive any payment from any Borrower or such other Obligor in accordance with their rights under the Loan Agreement.
     5. [Reserved.]
     6. Termination. This Guaranty is continuing, unlimited, absolute and unconditional. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guaranty. Notwithstanding any other provision of this Guaranty, (i) subject to Section 7 below, this Guaranty shall be automatically terminated as to all Guarantying Parties upon Payment in Full of all Obligations in accordance with the Loan Agreement and (ii) this Guaranty shall be automatically terminated as to any Guarantying Party upon the sale or other disposition of all of the Equity Interests of such Guarantying Party (other than to a Borrower or other Guarantying Party) permitted under the Loan Agreement. Upon the written request of Administrative Borrower, Agent shall, at Borrowers’ expense, execute and deliver to the relevant Guarantying Party all releases or other documents necessary or reasonably desirable for, or to evidence, the release of this Guaranty with respect to such Guarantying Party upon the circumstances set forth above.
     7. Reinstatement. If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, Agent or any Secured Party is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guaranty shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Secured Party. Each Guarantying Party shall be liable to pay to Agent and each Secured Party, and does, to the fullest extent permitted by applicable law, indemnify and hold Agent and each Secured Party harmless for the amount of any payments or proceeds surrendered or returned. This Section 7 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Secured Party in reliance upon such payment or proceeds. This Section 7 shall survive the termination or revocation of this Guaranty.
     8. Amendments and Waivers. Neither this Guaranty nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent and each Guarantying Party. Agent shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent would otherwise have on any future occasion, whether similar in kind or otherwise.
     9. [Reserved.]
     10. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
          (a) This Guaranty and the rights and obligations of the parties hereto under this Guaranty shall be governed by the internal laws of the State of New York without giving effect to the rules and principles of conflicts of law or other rule of law to the extent the same are not mandatorily applicable by statute and would cause the application of the law of any jurisdiction other than the laws of the State of New York.
          (b) Each Guarantying Party and Agent and each Secured Party hereby irrevocably (i) consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York, and appellate courts from either thereof, in any action instituted therein that (x) arises out of or relates to this Guaranty, (y) arises out of or relates to any of the other Financing Agreements or (z) in any way is connected with or related or incidental to the dealings of the parties hereto in respect of this Guaranty or any of the other Financing Agreements or the transactions related hereto or thereto, in each case under this clause (z) whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and (ii) to the fullest extent permitted by applicable law, waives any objection based on venue or forum non conveniens with respect to such action. Each Guarantying Party and Agent and each Secured Party agrees that any dispute with respect to any such matters shall be heard only in the courts described above unless such courts shall decline to exercise jurisdiction over such dispute in whole or in part (except that Agent and Secured Parties shall have the right to bring any action or proceeding against any Guarantying Party or its or their property in the courts of any other jurisdiction which Agent deems reasonably necessary or appropriate in order to realize on the Collateral and which have jurisdiction over such Guarantying Party or property).
          (c) Each Guarantying Party (to the fullest extent permitted by applicable law) hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof or otherwise notified to Agent and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent ‘s option, by service upon any Guarantying Party in any other manner provided under the rules of any such courts.
          (d) EACH GUARANTEEING PARTY, AGENT AND EACH SECURED PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTY OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF THE GUARANTEEING PARTIES AND AGENT OR ANY OF THE OTHER SECURED PARTIES IN RESPECT OF THIS GUARANTY OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH GUARANTEEING PARTY, AGENT AND EACH SECURED PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY GUARANTEEING PARTY OR ANY SECURED PARTY OR AGENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTEEING PARTIES AND LENDERS AND AGENT AND THE OTHER SECURED PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     11. Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be given or made in accordance with Section 13.3 of the Loan Agreement.
     12. Partial Invalidity. If any provision of this Guaranty is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guaranty as a whole, but this Guaranty shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
     13. Entire Agreement. This Guaranty, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding of the parties concerning the subject matter hereof and thereof between the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
     14. Successors and Assigns. This Guaranty shall be binding upon each Guarantying Party, Agent and their respective successors and assigns and shall inure to the benefit of Agent and Secured Parties and their respective successors and permitted assigns. The liquidation, dissolution or termination of any Guarantying Party shall not terminate this Guaranty as to any of the other Guarantying Parties.
     15. Construction. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Loan Agreement. All references to Agent, any Guarantying Party, any Borrower, any Lender or any Secured Party pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns (including, without limitation, to the fullest extent permitted by applicable law, any receiver, trustee or custodian for any Borrower or any of the Guarantying Parties or any of their respective assets or any Borrower or any of the Guarantying Parties in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code).
     16. Counterparts, etc. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Guaranty by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Guaranty. Any party delivering an executed counterpart of this Guaranty by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Guaranty.
     17. Joinder. Each new Subsidiary of the Company or a Borrower that is required to become a party to this Guaranty pursuant to Section 9.11 of the Loan Agreement shall become a Guarantying Party for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a Assumption Agreement substantially in the form of Annex 1 hereto.

     IN WITNESS WHEREOF, each Guarantying Party has executed and delivered this Guaranty as of the day and year first above written.

COMPANY

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore

Name: Todd R. Moore Title: EVP and General Counsel

BORROWERS

NCI GROUP, INC.

By:	/s/ Todd R. Moore

Name: Todd R. Moore Title: EVP and General Counsel

ROBERTSON-CECO II CORPORATION

By:	/s/ Todd R. Moore

Name: Todd R. Moore Title: EVP and General Counsel

STEELBUILDING

STEELBUILDING.COM, INC.

By:	/s/ Todd R. Moore

Name: Todd R. Moore Title: EVP and General Counsel

Acknowledged and Agreed to as of the date hereof by:

WELLS FARGO FOOTHILL, LLC as Agent

By:	/s/ Kathy Plisko

Name: Kathy Plisko
Title: SVP

ASSUMPTION AGREEMENT
     ASSUMPTION AGREEMENT, dated as of                           ,           , made by                                          , a                      corporation (the “Additional Guarantying Party”), in favor of Wells Fargo Foothills, LLC, as agent (in such capacity, the “Agent”) for the entities (the “Lenders”) from time to time parties to the Loan Agreement referred to below and the other Secured Parties (as defined in the Loan Agreement). All capitalized terms not defined herein shall have the meaning ascribed to them in such the Guaranty referred to below, or if not defined therein, in the Loan Agreement.
W I T N E S S E T H :
     WHEREAS, NCI Group, Inc., a Nevada corporation (“NCI”), Robertson-Ceco II Corporation, a Delaware corporation (“Ceco” and, together with NCI, each individually a “Borrower” and collectively, “Borrowers”), NCI Building Systems, Inc. (the “Company”), Steelbuilding.com, Inc. (“Steelbuilding”), the Agent and the Lenders are parties to a Loan Agreement, dated as of October [   ], 2009 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”);
     WHEREAS, in connection with the Loan Agreement, the Borrowers, the Company, Steelbuilding [and certain other Subsidiaries of the Company] are parties to the Guaranty Agreement, dated as of October [   ], 2009 (as amended, supplemented, waived or otherwise modified from time to time, the “Guaranty Agreement”), in favor of the Agent, for the benefit of the Secured Parties;
     WHEREAS, the Additional Guarantying Party is a member of an affiliated group of companies that includes the Borrowers and each other Guarantying Party; and the Borrowers and the other Guarantying Parties (including the Additional Guarantying Party) are engaged in related businesses, and each such Guarantying Party (including the Additional Guarantying Party) will derive substantial direct and indirect benefit from the making of the extensions of credit under the Loan Agreement;
     WHEREAS, the Loan Agreement requires the Additional Guarantying Party to become a party to the Guaranty Agreement; and
     WHEREAS, the Additional Guarantying Party has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty Agreement;
NOW, THEREFORE, IT IS AGREED:
1. Guaranty Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantying Party, as provided in Section 17 of the Guaranty Agreement, hereby becomes a party to the Guaranty Agreement as a Guarantying Party thereunder (jointly and severally liable with the other Guarantying Parties) with the same force and effect as if originally named therein as a Guarantying Party and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantying Party thereunder.
2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY THE

INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE RULES AND PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE OF LAW TO THE EXTENT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTYING PARTY]

By:

Name:
Title:

Acknowledged and Agreed to as of the date hereof by:

[ ] as Agent

By:

Name:
Title: